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The Vantive Corporation
Kathy Murphy, 408/982-5700
or Morgan-Walke Associates, Inc.
Chris Danne or Todd Friedman, 415/296-7383

                                                     FOR RELEASE AUGUST 12, 1997

             THE VANTIVE CORPORATION ANNOUNCES PRIVATE PLACEMENT OF
                         CONVERTIBLE SUBORDINATED NOTES

     Santa Clara, California, August 12, 1997 -- The Vantive Corporation (Nasdaq: VNTV) announced today that it intends, subject to market and other conditions, to raise $50 million in a private placement of convertible subordinated notes to certain institutional buyers and up to $57.5 million if an over-allotment option to be granted to the initial purchasers is exercised in full.

     The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements.